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                                                                   EXHIBIT 23.13

                            CONSENT OF JIM L. TURNER

    I hereby consent to use of my name in this Amendment No. 1 to the Registration Statement on Form S-4 of Suiza Foods Corporation as the same appears under the caption "THE MERGER--Board of Directors of Suiza Foods Following the Merger" with respect to my becoming a director of Suiza Foods Corporation following the Merger (as defined in such Registration Statement).

                                          /s/ Jim L. Turner
                                          --------------------------------------

                                          Jim L. Turner

                                          October 28, 1997